Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-197040 and 333-199104) on Form S-8 and (No. 333-205922) on Form S-3 of Bankwell Financial Group, Inc. of our report dated March 30, 2018, relating to the consolidated financial statements of Bankwell Financial Group, Inc., appearing in this Annual Report on Form 10-K of Bankwell Financial Group for the year ended December 31, 2017.
/s/ RSM US LLP
New Haven, Connecticut
March 30, 2018